Exhibit 23.5



                 [Letterhead of Hopper Soliday]



May 13, 1999


Board of Directors
First Leesport Bancorp, Inc.
133 North Centre Avenue
Leesport, PA  19533

Dear Directors:

     We hereby consent to the use in the Registration on Form S-4 of our opinion relating to the fairness of the shareholders of First Leesport Bancorp, Inc., from a financial point of view, of the terms of the merger between First Leesport Bancorp, Inc. and Merchants of Shenandoah Ban-Corp and to the references to Hopper Soliday in the Joint Proxy Statement/Prospectus constituting part of this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



HOPPER SOLIDAY, a division of Tucker Anthony Incorporated



/s/ Eric G. Hoerner
    Senior Vice President


Lancaster, PA
Date:  May 13, 1999